Exhibit 4.14

Waterfront Place 1 Eagle Street Brisbane QLD 4000 GPO Box 9925 QLD 4001 Tel (07) 3228 9333 Fax (07) 3228 9444 www.corrs.com.au

Sydney Melbourne Brisbane Perth

Execution version

Metal Storm Limited

Andrew Doyle

Convertible Security

Subscription

Agreement

Contents

1 Interpretation	1

1.1 Definitions	1
1.2 Construction	2
1.3 Headings	3

2 Conditions	3

2.1 Conditions	3
2.2 Satisfaction of Conditions	3
2.3 Notice	3
2.4 Waiver of conditions	3

3 Subscription	4

3.1 Subscription	4
3.2 Issue of Convertible Securities	4
3.3 Use of funds	4

4 Notices	4

4.1 General	4
4.2 How to give a communication	4
4.3 Particulars for delivery of notices	4
4.4 Communications by post	5
4.5 Communications by fax	5
4.6 Communication by email	5
4.7 After hours communications	5
4.8 Process service	5

5 General	6

5.1 Legal costs	6
5.2 Amendment	6
5.3 Waiver and exercise of rights	6
5.4 Rights cumulative	6
5.5 Consents	6
5.6 Further steps	6
5.7 Governing law and jurisdiction	6
5.8 Assignment	6
5.9 Liability	6
5.10 Counterparts	7
5.11 Entire understanding	7
5.12 Relationship of parties	7

Annexure - Convertible Security Deed Poll	9

page i

Date

Parties

Metal Storm Limited ACN 064 270 006 of 29 Sudbury Street, Darra, Queensland 4076 (Company)

Andrew Doyle of 329 River Valley Road, #12-02 Yong An Park, 238361 Singapore (Investor)

Background

A	The Company wishes to raise funds by issuing Convertible Securities.

B	The Investor has agreed to provide funds to the Company by subscribing for Convertible Securities on the terms set out in this document.

Agreed terms

1	Interpretation

1.1	Definitions

In this document:

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Queensland.

Conditions means the conditions set out in clause 2.1.

Convertible Security means a convertible security issued by the Company on the terms set out in the Convertible Security Deed.

Convertible Security Deed means the convertible security deed poll executed by the Company on or about the date of this document on the terms set out in the annexure.

Immediately Available Funds means bank cheque or telegraphic transfer of cleared funds to an account nominated by the payee.

Register has the meaning given in the Convertible Security Deed.

Security Certificate has the meaning given in the Convertible Security Deed.

Share means a fully paid ordinary share in the capital of the Company.

Subscription Amount means $200,000.

Subscription Date means the date that the Investor subscribes for the Convertible Securities under clause 3.1, which must not be more two Business Days after the Conditions have been satisfied or waived in accordance with clause 2.4.

Transaction Document means:

(a)	this document;

(b)	the Convertible Security Deed;

(c)	any document which the Investor and the Company agree is a Transaction Document for the purposes of this document;

(d)	any agreement or instrument created under any of them; and

(e)	any document entered into for the purpose of amending, novating, restating or replacing any of them.

1.2	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	“includes” means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party drafted, put forward or would benefit from any term;

(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a governmental agency;

(ii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	time is to local time in Brisbane;

(vii)	“$” or “dollars” is a reference to Australian currency;

(viii)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(ix)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(x)	this document includes all schedules and annexures to it; and

(xi)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(g)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day; and

(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

1.3	Headings

Headings do not affect the interpretation of this document.

2	Conditions

2.1	Conditions

The Investor’s obligation to subscribe for Convertible Securities under clause 3.1 is subject to the following conditions being satisfied, or waived in accordance with clause 2.4:

(a)	Convertible Security Deed: the Company executing the Convertible Security Deed on terms acceptable to the Investor;

(b)	Transaction Document: each Transaction Document being duly executed by all parties expressed to be a party to the relevant Transaction Document, on terms acceptable to the Investor and, at the Investor’s option, the Company providing either:

(i)	evidence that it is properly stamped and registered; or

(ii)	all documents and money required by the Investor to promptly stamp and register the Transaction Document.

2.2	Satisfaction of Conditions

The Company must use its best endeavours to satisfy the Conditions as soon as practicable after the date of this document.

2.3	Notice

The Company and the Investor must promptly notify the other as soon as it becomes aware that a Condition is satisfied or becomes (or is likely to become) incapable of being satisfied.

2.4	Waiver of conditions

The parties acknowledge that the Conditions set out in clause 2.1 are for the benefit of the Investor and may only be waived by the written waiver of the Investor.

3	Subscription

3.1	Subscription

Subject to clause 2.1, the Investor agrees to subscribe for 20,000,000 Convertible Securities on the Subscription Date by paying the Subscription Amount to the Company in Immediately Available Funds, or as otherwise agreed between the Company and the Investor.

3.2	Issue of Convertible Securities

Immediately upon receiving the Subscription Amount in accordance with clause 3.1, the Company must:

(a)	issue 20,000,000 Convertible Securities to the Investor;

(b)	deliver a duly executed Security Certificate for such number of Convertible Securities to the Investor; and

(c)	ensure that the Investor is registered as the holder of such number of Convertible Securities in the Register.

3.3	Use of funds

Except as otherwise agreed with the Investor, the Company must only use the Subscription Amount provided under clause 3.1 for working capital purposes.

4	Notices

4.1	General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

4.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current delivery address for notices;

(c)	sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(d)	sent by fax to the party’s current fax number for notices; or

(e)	emailed to the email address last notified by the addressee.

4.3	Particulars for delivery of notices

(a)	The particulars for delivery of notices are initially:

Company

Address:	29 Sudbury Street, Darra, Queensland 4076

Fax:	+61 7 3147 8610

Attention:	Managing Director

Email:	Ifinniear@metalstorm.com

Investor

Address:	329 River Valley Road, #12-02 Yong An Park, 238361 Singapore

Fax:	+65 6836 2986

Attention:	Andrew Doyle

Email:	andrewdoyle@andrewdoyle.com

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

4.4	Communications by post

Subject to clause 4.7, a communication is given if posted:

(a)	within Australia to an Australian postal address, three Business Days after posting; or

(b)	in any other case, ten Business Days after posting.

4.5	Communications by fax

Subject to clause 4.7, a communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

4.6	Communication by email

Subject to clause 4.7, a communication is given if sent by email, when a delivery confirmation report is received by the sender, unless subsequently the sender receives a delivery failure notification, indicating that the electronic mail has not been delivered.

4.7	After hours communications

If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

4.8	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 4 or in accordance with any applicable law.

5	General

5.1	Legal costs

Except as expressly stated otherwise in this document, each party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this document.

5.2	Amendment

This document may only be varied or replaced by a document executed by the parties.

5.3	Waiver and exercise of rights

(a)	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

5.4	Rights cumulative

Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

5.5	Consents

Except as expressly stated otherwise in this document, a party may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

5.6	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

5.7	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in Queensland.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Queensland and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

5.8	Assignment

(a)	A party must not assign or deal with any right under this document without the prior written consent of the other party.

(b)	Any purported dealing in breach of this clause is of no effect.

5.9	Liability

An obligation of two or more persons binds them separately and together.

5.10	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

5.11	Entire understanding

(a)	This document contains the entire understanding between the parties as to the subject matter of this document.

(b)	All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this document are merged in and superseded by this document and are of no effect. No party is liable to any other party in respect of those matters.

(c)	No oral explanation or information provided by any party to another:

(i)	affects the meaning or interpretation of this document; or

(ii)	constitutes any collateral agreement, warranty or understanding between any of the parties.

5.12	Relationship of parties

This document is not intended to create a partnership, joint venture or agency relationship between the parties.

Executed as an agreement

Executed by Metal Storm Limited	) )

Company Secretary/Director		Director

Name of Company Secretary/Director (print)		Name of Director (print)

Signed by Andrew Doyle in the presence of:	) )
Andrew Doyle

/s/ Analyn Celedonio
Witness

Analyn Celedonio
Name of Witness (print)

Annexure

Convertible Security Deed Poll

Date

By

Metal Storm Limited ACN 064 270 006 of 29 Sudbury Street, Darra, Queensland, Australia (Company)

In favour of

Andrew Doyle of 329 River Valley Road, #12-02 Yong An Park, 238361 Singapore (Securityholder)

Background

The Company will issue Convertible Securities on the terms set out in this deed poll.

Declarations

1	Interpretation

1.1	Definitions

In this document:

ASX means ASX Limited and the market operated by it, the Australian Securities Exchange, as applicable.

ASX Settlement Operating Rules means the settlement rules of ASX Settlement Pty Ltd.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Queensland.

CHESS has the meaning given to that term in the ASX Settlement Operating Rules.

Conversion Amount means in respect of each Convertible Security, the Face Value of the Convertible Security.

Conversion Date means in respect of a Convertible Security:

(a)	if clause 4.1(a) applies, the date on which the Securityholder exercises its conversion right by giving a Conversion Notice to the Company; or

(b)	if clause 4.1(b) applies, 23 November 2016.

Conversion Notice means a notice substantially in the form set out in schedule 2.

Conversion Period means the period commencing on the date of this deed poll and ending on 23 November 2016.

Conversion Price means in respect of each Convertible Security the price that is equal to the lesser of:

(a)	$0.0025;

(b)	the average of the five lowest daily volume weighted average prices of Shares in the 20 Business Days immediately prior to the Conversion Date, multiplied by 90% and rounded down to four decimal places; or

(c)	90% of the closing bid price for Shares on the date immediately prior to the Conversion Date, rounded down to four decimal places.

Conversion Shares means such number of Shares to be issued to a Securityholder upon conversion of Convertible Securities, calculated in accordance with clause 4.5.

Convertible Security means a convertible security issued by the Company on the terms set out in this document.

Convertible Security Subscription Agreement means the Convertible Security Subscription Agreement between the Company and the Securityholder to which this document is attached.

Corporations Act means the Corporations Act 2001 (Cth).

Director means a director of the Company.

Electronically Deliver means receipt by the Securityholder by electronic registration to the Securityholder’s CHESS account (or such other electronic system which provides for the recording, delivery and transfer of title by way of electronic entries, as may be required by the Securityholder by notice to the Company) of duly and validly issued Shares, in accordance with the ASX Settlement Operating Rules and procedures of CHESS, and receipt of confirmation by the Securityholder that this has occurred.

Expiry Date means 30 November 2016.

Face Value means $0.01 per Convertible Security.

Immediately Available Funds means bank cheque or telegraphic transfer of cleared funds to an account nominated by the payee.

Issue Date means in respect of each Convertible Security the date that the Convertible Security is recorded in the Register as having been issued by the Company.

Outstanding Convertible Securities has the meaning given in clause 4.1(b).

Register means the register of Convertible Securities and Securityholders maintained by the Company in accordance with clause 3 of the Convertible Security Subscription Agreement.

Security Certificate means a certificate substantially in the form set out in schedule 1.

Share means a fully paid ordinary share in the capital of the Company.

1.2	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	“includes” means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party drafted, put forward or would benefit from any term;

(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a governmental agency;

(ii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	“$” or “dollars” is a reference to Australian currency;

(vii)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(viii)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(ix)	this document includes all schedules and annexures to it; and

(x)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(g)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day; and

(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

1.3	Headings

Headings do not affect the interpretation of this document.

2	Convertible Securities

2.1	Terms of issue

The Convertible Securities are issued on the terms set out in this document.

2.2	General terms

Each Convertible Security:

(a)	is issued at Face Value; and

(b)	must be converted into Shares in accordance with clause 4.

2.3	Ranking of Convertible Securities

The Convertible Securities rank in all respects equally with each other and without any preference among themselves.

2.4	Voting rights

Convertible Securities do not entitle Securityholders to have any right to vote at general meetings of the Company.

3	Register of Convertible Securities

3.1	Establishing the Register

The Company must establish and maintain a Register and enter on the Register:

(a)	the name and address of each Securityholder;

(b)	the number of Convertible Securities held by each Securityholder;

(c)	the following information in relation to each Convertible Security:

(i)	the Issue Date;

(ii)	the Expiry Date;

(iii)	the Face Value;

and

(iv)	the Conversion Price;

(d)	details of all transfers of Convertible Securities made in accordance with this document, including the date of registration of such transfers;

(e)	in relation to Convertible Securities no longer outstanding, particulars of their conversion into Shares; and

(f)	such other information as is required by any applicable law.

3.2	Register available for inspection

(a)	The Register must be kept at the registered office or principal place of business of the Company or any other place permitted by the Corporations Act. Subject to any exemption granted under the Corporations Act, the Register must be open at all reasonable times during business hours for inspection by any person.

(b)	On the request and at the expense of any person inspecting the Register, the Company must provide to the person an extract from the Register as soon as practicable after the making of the request.

3.3	Register conclusive

In the absence of evidence to the contrary, the Register is proof of the matters shown in the Register.

4	Conversion

4.1	Conversion by Securityholders

(a)	Subject to clause 4.1(b), at any time during the Conversion Period a Securityholder may convert some or all of the Convertible Securities held by the Securityholder into Shares by delivering to the Company:

(i)	an executed Conversion Notice specifying the number of Convertible Securities to be converted; and

(ii)	Security Certificates in respect of the number of Convertible Securities to be converted.

(b)	If on 23 November 2016 there are Convertible Securities on issue which are not the subject of a Conversion Notice (Outstanding Convertible Securities), the holders of the Outstanding Convertible Securities recorded in the Register will be deemed to have provided the Company with a Conversion Notice in respect of all of their Outstanding Convertible Securities.

4.2	Time of conversion

A Securityholder’s conversion right is deemed to have been exercised on the Conversion Date.

4.3	Conversion

If a Securityholder exercises (or is deemed to exercise) its conversion right under clause 4.1, the Company must comply with the Conversion Notice by:

(a)	redeeming each Convertible Security specified in the Conversion Notice for the Conversion Amount; and

(b)	applying the Conversion Amount as subscription funds for the Conversion Shares which are to be issued to the Securityholder in accordance with clause 4.7.

4.4	Irrevocable direction

A Conversion Notice given (or deemed to be given) in accordance with this document is irrevocable.

4.5	Calculation of Conversion Shares

The Convertible Securities will be converted into the number of Shares determined by dividing the aggregate Face Value of the Convertible Securities the subject of the conversion by the Conversion Price. Any fractional entitlement will be rounded down to the nearest whole number.

4.6	Rounding

Where the total number of Conversion Shares calculated in accordance with clause 4.5 results in a fraction of a Share, that fraction will be disregarded.

4.7	Issue of Conversion Shares

No later than two Business Days after the Conversion Date, the Company must:

(a)	issue the Conversion Shares to the Securityholder by issuing and Electronically Delivering the number of Shares determined under clause 4.5;

(b)	lodge a notice (in the form required by section 708A(5) of the Corporations Act) and an appendix 3B in respect of the Conversion Shares; and

(c)	deliver to the Securityholder a Security Certificate in respect of any Convertible Securities which have not been converted but were included in the Security Certificates delivered to the Company under clause 4.1.

4.8	Conditions to Conversion

As a precondition to the issue of Conversion Shares, the Company must obtain approval under ASX Listing Rule 7.1 (for the issue of the Conversion Shares) to the extent it is required so that the Conversion Shares may be issued without breaching ASX Listing Rule 7.1.

4.9	Ranking of Shares

Shares issued on the conversion of Convertible Securities will rank in all respects equally with all other Shares on issue.

5	Cancellation of Convertible Securities

All Convertible Securities that are converted in accordance with this document will automatically be cancelled and may not be re-issued.

6	Effect of reconstruction of share capital

If prior to the Expiry Date, there is any bonus issue of Shares or reorganisation of the issued share capital of the Company, including any consolidation, subdivision, reduction, cancellation or return then, the number of Convertible Securities issued to each Securityholder will be adjusted by the Company as appropriate and consistent with the reorganisation to ensure that the proportion which the Shares to be issued to that Securityholder on exercise of its conversion rights after the bonus issue or reorganisation has occurred bears to the total Shares on issue, is the same as it would have been had the bonus issue or reorganisation not occurred.

7	Transfer

To the extent permitted by Chapter 6D of the Corporations Act, a Securityholder may transfer the legal and/or beneficial interest in a Convertible Security to any third party with the prior written consent of the Company (such consent not to be unreasonably withheld) by giving written notice to the Company specifying the name and address of the transferee and the number of Convertible Securities being transferred.

8	Cancellation and replacement of Security Certificates

(a)	If any Security Certificate is worn out or defaced then, on production of it to the Company, the Directors must cancel it and issue a new Security Certificate in its place.

(b)	If a Security Certificate is lost or destroyed, then:

(i)	on proof of the loss or destruction to the satisfaction of the Directors; or

(ii)	on evidence satisfactory to the Directors that the Company will be indemnified for the issue of a new Security Certificate and any of out-of-pocket expenses, a new Security Certificate will be sent to the persons entitled to the lost or destroyed Security Certificate. An entry as to the issue of the new Security Certificate and indemnity (if any) will be made in the Register.

9	Terms binding on parties and successors

This document will enure for the benefit of and be binding on the parties and their respective successors and permitted substitutes and assigns and (where applicable) legal personal representatives.

Schedule 1

Form of Security Certificate

Security Certificate

Metal Storm Limited

(Company)

Issue of 20,000,000 Convertible Securities.

This is to certify that Andrew Doyle is the registered holder of 20,000,000 Convertible Securities in the Company issued under the Convertible Security Deed dated [insert date] (Convertible Security Deed).

Each Convertible Security entitles the holder to the rights and benefits described in the Convertible Security Deed which are incorporated in and form part of this certificate.

A term defined in the Convertible Security Deed has the same meaning when used in this Security Certificate.

This Security Certificate must be returned to the Company for cancellation on conversion in accordance with the Convertible Security Deed.

If this Security Certificate is not cancelled on or before the Expiry Date, it must be returned to the Company on the Expiry Date.

Number of Convertible Securities:	20,000,000

Face Value per Convertible Security:	$0.01

Interest Rate:	Nil

Expiry Date:	30 November 2016

Dated

Executed by Metal Storm Limited	) )

Company Secretary/Director		Director

Name of Company Secretary/Director (print)		Name of Director (print)

Schedule 2

Conversion Notice

To:	Metal Storm Limited (Company)

From:	Andrew Doyle (Securityholder)

Notice of Conversion of Convertible Securities

The Securityholder hereby gives notice of its election to convert the number of Convertible Securities specified below by into Shares in the Company calculated in accordance with the Convertible Security Deed dated [Insert date] (Convertible Security Deed).

Number of Convertible Securities to be converted:

The Securityholder applies for such number of Shares as is equal to the Conversion Shares as calculated in accordance with the Convertible Security Deed and requests that you issue the Conversion Shares to it.

The Securityholder agrees to be bound by the constitution of the Company.

DATED

Signature of Andrew Doyle

Note: A term defined in the Convertible Security Deed has the same meaning when used in this notice.

Executed as a deed poll

Executed by Metal Storm Limited	) )

Company Secretary/Director		Director

Name of Company Secretary/Director (print)		Name of Director (print)

Signed by Andrew Doyle in the presence of:	) )

Witness

Name of Witness (print)